NIAGARA ENERGY TRADING INC
                                  BALANCE SHEET

                                      AT DECEMBER 31,
                                           1997
                                      ---------------
ASSETS
Assets:
  Cash                                   $ 37,962
  Accounts Receivable
    Intercompany                                -
    Other                                       -
    Allowance for Uncollectable Accou           -
  Inventory                               740,000
  Prepayments                                   -
                                         --------
                                          777,962
                                         --------

Property, Plant & Equipment                     -
Less:  Accumulated Depletion,
         Depreciation and Amortizatio           -
                                         --------
                                                -
                                         --------

Other Assets:
  Other Investments                             -
  Deferred Charges                         23,011
                                         --------
                                           23,011
                                         --------

                                         $800,973
                                         ========


LIABILITIES & STOCKHOLDERS EQUITY
Liabilities:
  Accounts Payable-
    Intercompany                        $  30,503
    Other                                       -
  Notes Payable-Intercompany              800,000
  Accrued Liabilities                           -
  Income Taxes-Federal                     (9,724)
  Other Accrued Taxes                      (2,748)
                                        ---------
                                          818,031
                                        ---------

Other Liabilities:
  Accumulated Deferred Income Taxes             -
  Other Deferred Credits                        -
                                        ---------
                                                -
                                        ---------

Capitalization:
Stockholder's Equity:
  Issued & Outstanding                          -
  Capital in Excess                             -
  Paid-in-Capital                           1,000
  Earnings Reinvested in the Business
   (Accumulated Deficit)                  (18,058)
                                         --------
  Total Common Stock Equity               (17,058)
                                         --------

                                         $800,973
                                         ========